EXHIBIT 23.1

	One Arin Park	Phone: 732-671-2244
Certified Public Accountants & Management Consultants	1715 Highway 35 Middletown, NJ 07748

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2012, on the financial statements of Immunovative, Inc. and Subsidiary which appears in the 2012 Annual Report filed with the Securities and Exchange commission on form 10K and to the reference to our firm under the caption “Experts”in the prospectus.

/s/Meyler & Company, LLC

Middletown, New Jersey
October 29, 2012